UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2007
EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51676	42-1672352
(Commission File Number)	(IRS Employer Identification No.)
15010 NE 36TH STREET
REDMOND, WA 98052
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 755-6544
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On April 4, 2007 Eddie Bauer Holdings, Inc. (the “Company”) announced that its wholly-owned subsidiary Eddie Bauer, Inc. entered into an amended and restated term loan agreement with various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended Term Loan Agreement”) and that in connection with the Amended Term Loan Agreement, that the Company, Eddie Bauer, Inc. and certain of its subsidiaries entered into an amended and restated guarantee and collateral agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Amended Guarantee”). The press release announcing the Amended Term Loan Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Amended Term Loan Agreement amends a term loan agreement entered into on June 21, 2005 (the “Prior Term Loan Agreement”). Similarly, the Amended Guarantee amends a guarantee and collateral agreement entered into on June 21, 2005. In connection with the amendment and restatement of the Prior Term Loan Agreement pursuant to the Amended Term Loan Agreement, $48,750,000 of the loans were prepaid, reducing the principal balance from $273,750,000 to $225,000,000. The Amended Term Loan Agreement extends the maturity date of the Prior Term Loan Agreement to April 1, 2014, and amends certain covenants of the Prior Term Loan Agreement as described therein. Borrowings under the Amended Term Loan Agreement will bear interest at an initial rate equal to a specified London Inter-Bank Offered Rate plus a margin of 3.25% per annum. The following summary of the Amended Term Loan Agreement and the Amended Guarantee is qualified in its entirety by reference to the Amended Term Loan Agreement and the Amended Guarantee which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
In accordance with the Amended Term Loan Agreement, the Company is required to repay $562,500 on a quarterly basis from June 30, 2007 through December 31, 2013, with the remaining balance due upon maturity of the loan on April 1, 2014. The Amended Guarantee secures the Amended Term Loan Agreement by a first lien on certain real estate assets and trademarks and by a second lien on substantially all of the other assets of the Company, Eddie Bauer, Inc. and its subsidiaries. The Amended Term Loan Agreement includes mandatory prepayment provisions, including a requirement that 50% (reduced to 25% if the Company’s consolidated senior secured leverage ratio (as defined therein) on the last day of the relevant fiscal year is not greater than 2.00 to 1.00) of any excess cash flows, as defined in the Amended Term Loan Agreement and measured on an annual basis beginning December 31, 2007, be applied to repayment of the loan. Additionally, the financial covenants under the Amended Term Loan Agreement include:
The Company’s consolidated senior secured leverage ratio calculated on a trailing basis must be equal to or less than:
•	5.75 to 1.00 for the fiscal quarters ending March 31, 2007 through December 31, 2007;

•	5.50 to 1.00 for the fiscal quarters ending March 31, 2008 and June 30, 2008;

•	5.25 to 1.00 for the fiscal quarter ended September 30, 2008;

•	5.00 to 1.00 for the fiscal quarter ended December 31, 2008;

•	4.00 to 1.00 for the fiscal quarters ended March 31, 2009 and June 30, 2009;

•	3.75 to 1.00 for the fiscal quarter ended September 30, 2009;

•	3.50 to 1.00 for the fiscal quarter ended December 31, 2009; and

•	thereafter being reduced on a graduated basis to 2.50 at March 31, 2012 and beyond.
In addition, the Company’s consolidated fixed charge coverage ratio (as defined therein) calculated on a trailing 4 fiscal quarter basis must be equal to or greater than:
•	0.75 to 1.00 for the fiscal quarters ending March 31, 2007 through December 31, 2007;

•	0.80 to 1.00 for the fiscal quarter ending March 31, 2008;

•	0.90 to 1.00 for the fiscal quarters ending June 30, 2008 through December 31, 2008; and

•	thereafter increasing on a graduated basis to 1.10 to 1.00 at March 31, 2012 and beyond.
In addition to the financial covenants, the Amended Term Loan Agreement limits the capital expenditures of the Company and its subsidiaries (net of landlord contributions) to $45 million in 2007, $50 million in 2008, $60 million in 2009, and $70 million in 2010 through 2014. Finally, there are additional covenants that restrict the Company and its subsidiaries from entering into certain merger, consolidation and sale transactions outside the normal course of business, making certain distributions or changes in its capital stock, entering into certain guarantees, incurring debt and liens subject to limits specified within the agreement, and other customary covenants.
To facilitate the issuance of the Company’s convertible senior notes described below and the amendment to the Existing Term Loan Agreement, Eddie Bauer, Inc. executed a First Amendment and Waiver to a loan and security agreement on April 4, 2007 with Bank of America, N.A., General Electric Capital Corporation and the CIT Group/Business Credit, Inc. (the “Amendment and Waiver Agreement”). The Amendment and Waiver Agreement amended a loan and security agreement entered into on June 21, 2005 (the “Existing Revolving Credit Facility”) that consisted of revolving loans and letters of credit up to $150 million. The Amendment and Waiver Agreement specifically permitted the issuance of the convertible senior notes described herein by the Company. The Amendment and Waiver Agreement is attached hereto as Exhibit 10.3 and incorporated by reference herein.
In addition to the foregoing, on April 4, 2007, the Company also announced the closing of its previously announced offering of $75 million aggregate principal amount of 5.25% convertible senior notes due 2014 (the “Notes”).
In connection with the Notes offering, the Company and J.P. Morgan Securities Inc. and Goldman, Sachs & Co. entered into a placement agency agreement (the “Agency Agreement”) dated March 28, 2007. The Agency Agreement is attached hereto as Exhibit 10.4 and incorporated by reference herein.
The Company and The Bank of New York, as trustee, entered into an indenture governing the Notes (the “Indenture”) dated April 4, 2007. The Indenture is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Also, in connection with the issuance of the Notes, a registration rights agreement was entered into by and among the Company, the subsidiaries of the Company listed on the signature page thereto, and J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause a resale shelf registration statement covering the Notes, the related guarantees and the shares of Company common stock issuable upon conversion of the Notes to become effective within 180 days after the issuance of the Notes. If the resale registration statement is not declared effective within 180 days following the issuance of the Notes, then additional interest, as defined in the Registration Rights Agreement, shall accrue commencing on the 181st day. The Registration Rights Agreement is attached hereto as Exhibit 10.5 and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously announced, the Notes issued by the Company consist of $75 million principal amount of convertible senior notes due 2014. The Notes pay interest semi-annually beginning on October 1, 2007 at a rate per annum of 5.25%. As described in Item 1.01 above, certain circumstances will require the payment of additional interest as set forth in the Registration Rights Agreement. The Notes are fully and unconditionally guaranteed by all of the Company’s existing and future subsidiaries that are parties to any domestic credit facilities, whether as a borrower, co-borrower or guarantor, including Eddie Bauer, Inc. The Notes are unsecured and senior obligations of the Company and will rank equally in right of payment with all existing and future senior unsecured indebtedness and senior in right of payment to any subordinated indebtedness.
The Notes are not callable at the option of the Company, but the Notes are convertible upon the occurrence of specified events into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at an initial conversion rate of 73.8007 shares per $1,000 principal amount of notes (an initial conversion price of approximately $13.55 per share). Prior to the expiration of the ownership limitations currently contained in the Company’s certificate of incorporation, Eddie Bauer must pay cash in settlement of any converted notes.
Upon the occurrence of certain fundamental changes, including certain change of control transactions, the Company will be required to offer to repurchase the Notes for cash at 100% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to but not including the date of repurchase. In the event of certain events of default under the Indenture either the trustee thereunder or the holders of at least 25% in principal amount of the then-outstanding Notes may declare 100% of the principal of and accrued and unpaid interest, including additional interest, to be due and payable.
Item 3.02 Unregistered Sales of Equity Securities
See Items 1.01 and 2.03 above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture dated April 4, 2007, among Eddie Bauer Holdings, Inc. and The Bank of New York, as trustee.

10.1
Amended and Restated Term Loan Agreement dated April 4, 2007, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc., as Borrower, the Several Lenders from Time to Time Parties Thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
Amended and Restated Guarantee and Collateral Agreement dated April 4, 2007, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3
First Amendment and Waiver to Loan and Security Agreement dated April 4, 2007, among Eddie Bauer, Inc., the guarantors, the Lenders, Bank of America, N.A., The CIT Group/Business Credit, Inc. and General Electric Capital Corporation.

10.4	Placement Agency Agreement dated March 28, 2007, among J.P. Morgan Securities Inc. and Goldman, Sachs & Co.

10.5
Registration Rights Agreement dated April 4, 2007, among Eddie Bauer Holdings, the subsidiaries of the Company listed on the signature page thereto and J.P. Morgan Securities Inc. and Goldman, Sachs & Co.

99.1	Press release issued by Eddie Bauer Holdings, Inc. on April 4, 2007.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: April 6, 2007	By:	/s/ David Taylor
David Taylor
Interim Chief Financial Officer

Exhibit Index

4.1	Indenture dated April 4, 2007, among Eddie Bauer Holdings, Inc. and The Bank of New York, as trustee.

10.1
Amended and Restated Term Loan Agreement dated April 4, 2007, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc., as Borrower, the Several Lenders from Time to Time Parties Thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
Amended and Restated Guarantee and Collateral Agreement dated April 4, 2007, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3
First Amendment and Waiver to Loan and Security Agreement dated April 4, 2007, among Eddie Bauer, Inc., the guarantors, the Lenders, Bank of America, N.A., The CIT Group/Business Credit, Inc. and General Electric Capital Corporation.

10.4	Placement Agency Agreement dated March 28, 2007, among J.P. Morgan Securities Inc. and Goldman, Sachs & Co.

10.5
Registration Rights Agreement dated April 4, 2007, among Eddie Bauer Holdings, the subsidiaries of the Company listed on the signature page thereto and J.P. Morgan Securities Inc. and Goldman, Sachs & Co.

99.1	Press release issued by Eddie Bauer Holdings, Inc. on April 4, 2007.